Subsidiaries of the Registrant
(as of December 31, 2015)

COMPANY	%	JURISDICTION
XL Group plc		Ireland
XLIT Ltd.		Cayman
XL Company Switzerland LLC		Switzerland
EXEL Holdings Limited		Cayman
X.L. Property Holdings Limited		Bermuda
XL Insurance (Bermuda) Ltd		Bermuda
Mid Ocean Holdings Ltd.		Bermuda
XL London Market Group Ltd		UK
Dornoch Limited		UK
XL London Market Ltd- Syndicate 1209		UK
XL Re Ltd		Bermuda
ECS Reinsurance Company Inc.		Barbados
Fundamental Insurance Investments Ltd.		Bermuda
XL Underwriting Managers Ltd.		Bermuda
New Ocean Capital Management Limited	65.6	Bermuda
New Ocean Market Value Cat Fund Ltd.***	100	Bermuda
New Ocean Focus Cat Fund Ltd.***	50	Bermuda
Vector Reinsurance Ltd.***	70	Bermuda
XL Re Europe SE		Ireland
XL (Brazil) Holdings Ltda		Brazil
XL Services (Bermuda) Ltd		Bermuda
XL Life Ltd		Bermuda
Reeve Court General Partner Limited		Bermuda
Reeve Court 4 Limited Partnership		Bermuda
Reeve Court 6 Limited Partnership		Bermuda
XL Gracechurch Limited		UK
XL Insurance (UK) Holdings Limited		UK
XL Insurance Argentina S.A. Compañia de Seguros	90	Argentina
XL Services UK Limited		UK
XL Insurance Company SE		UK
XL Insurance Argentina S.A. Compañia de Seguros	10	Argentina
XL Insurance (China) Company Ltd	49	China
XL Seguros Brasil S.A.		Brazil
XL Holdings Proprietary Limited		South Africa
XL AB (PTY) Ltd		South Africa
XL Financial Holdings (Ireland) Limited		Ireland
XL Finance (Ireland) Limited		Ireland
XL Services Canada Ltd.		Canada
X.L. America, Inc. *		Delaware
XL Financial Solutions, Inc.		Delaware
XL Innovate Partners, LP**	93.39	Delaware
XL Innovate Fund, LP**	94.8	Delaware
New Energy Risk, Inc.		Delaware
XLA Garrison L.P.		Delaware
Catlin, LLC		Delaware
Catlin Insurance Services, Inc.		Louisiana
Catlin Specialty Insurance Company		Delaware
Catlin Indemnity Company		Delaware
Catlin Insurance Company, Inc.		Texas
Catlin Underwriting Inc.		Delaware

XL Reinsurance America Inc.		New York
XL Insurance (China) Company Ltd	51	China
Greenwich Insurance Company		Delaware
Global Asset Protection Services, LLC		Connecticut
Global Asset Protection Services Company Limited		Japan
Global Asset Protection Services Consultancy (Beijing) Company Limited		China
XL Insurance America, Inc.		Delaware
XL Select Insurance Company		Delaware
XL Insurance Company of New York, Inc.		New York
XL Group Investments LLC		Delaware
XL Group Investments Ltd		Bermuda
XL Specialty Insurance Company		Delaware
Indian Harbor Insurance Company		Delaware
Global Ag Insurance Services, LLC		California
XL Global, Inc.		Delaware
XL Innovate, LLC		Delaware
X.L. Global Services, Inc.		Delaware
Eagleview Insurance Brokerage Services, LLC		Delaware
XL Life and Annuity Holding Company		Delaware
XL Life Insurance and Annuity Company		Illinois
XL Investments Ltd		Bermuda
XL Capital Products Ltd		Bermuda
Angle Risk Management Limited		UK
XL Insurance Guernsey Limited		Guernsey
Garrison Investments Inc. **		Barbados
XL (WESTERN EUROPE) S.a.r.l.		Luxembourg
XL Swiss Holdings Ltd		Switzerland
XL Re Latin America (Argentina SA)	20	Argentina
XL Insurance Switzerland Ltd		Switzerland
XL Services Switzerland Ltd		Switzerland
XL India Business Services Private Limited		India
XL Seguros Mexico SA de CV		Mexico
Green Holdings Limited		Bermuda
Catlin Managers Ltd.		Bermuda
Catlin PPV Fund Ltd.		Bermuda
Catlin ILS Fund		Bermuda
Hubble Re Ltd.		Bermuda
Catlin Property Treaty Fund Ltd.		Bermuda
Catlin Insurance Company Ltd.		Bermuda
Catlin Middle East		Dubai
Catlin Treasury Guernsey Limited		Guernsey
Catlin Labuan Limited		Malaysia
Catlin Singapore Pte Ltd.		Singapore
Catlin Finance (UK) Ltd.		UK
Catlin USD Holdings Ltd.		Bermuda
Catlin Insurance Company (UK) Holdings Ltd.		UK
Catlin Insurance Company (UK) Ltd.		UK
Catlin Treasury Luxembourg S.a.r.l.		Luxembourg
Catlin Insurance Company (UK) Ltd - Escritorio de Representacao no Brazil Ltda		Brazil
Catlin US Investment Holdings LLC	45	Delaware
Catlin Luxembourg S.a.r.l.		Luxembourg
Catlin Re Switzerland Ltd./Catlin Re Schweiz AG		Switzerland
XL Re Latin America Ltd		Switzerland
XL Latin America Investments Ltd		Bermuda

XL Resseguros Brasil S.A.		Brazil
XL Re Latin America (Argentina SA)	80	Argentina
XL Re Latin America Ltd Escritório de Representação no Brasil Ltda		Brazil
Catlin US Investment Holdings LLC	40	Delaware
Catlin CCC Holdings LLC		Delaware
Catlin (WUPLC) Holdings Limited		Bermuda
Catlin Underwriting	99.9	UK
Catlin (CHUKL) Holdings Limited		Bermuda
Catlin Underwriting	0.1	UK
Catlin (North American) Holdings Ltd.		UK
Catlin Investment Holdings (Jersey) Limited		Jersey
Catlin Investment (UK) Limited		UK
Catlin (PUL) Limited		UK
Catlin Alpha Limited		UK
Catlin Beta Limited		UK
Catlin Gamma Limited		UK
Catlin Delta Limited		UK
Catlin Epsilon Limited		UK
Catlin Zeta Limited		UK
Catlin Eta Limited		UK
Wellington Pension Trustee Limited		UK
Catlin (One) Limited		UK
Catlin (Two) Limited		UK
Catlin (Three) Limited		UK
Catlin (Four) Limited		UK
Catlin (Five) Limited		UK
Catlin Underwriting (UK) Limited		UK
Catlin Risk Solutions Limited		UK
Catlin (Wellington) Insurance Limited		UK
Catlin Reinsurance Limited		UK
Catlininsured Direct Limited		UK
Catlin Underwriting Services Limited		UK
Catlin (Wellington) Underwriting Agencies Limited		UK
Catlin Syndicate Limited		UK
Catlin Holdings (UK) Limited		UK
Catlin Holdings Limited		UK
Catlin Brasil Servicos Tecnicos Ltda		Brazil
Catlin Canada Inc.		Canada
Catlin Japan KK		Japan
Catlin Ecosse Insurance Limited		UK
Catlin Underwriting Agencies Limited		UK
Catlin US Investment Holdings LLC	15	Delaware
Z Capital N-2L, L.L.C.		Delaware
Z Capital CUAL CO INVEST., L.L.C.		Delaware
Z Capital HG-C, L.L.C.		Delaware
CATGS I, L.L.C.	50	US
CUA-CVIII Holdings LLC		US
C-1001 State Co-Investor, LLC		Delaware
C-140W Co-Investor LLC		Delaware
Catlin Guernsey Limited		Guernsey
Catlin Australia Pty Limited		Australia
Catlin (BB) Limited		UK
Catlin Europe SE		Germany
Catlin Hong Kong Ltd Limited		Hong Kong

Catlin Angel Strategic Holdings Limited	UK
Catlin Syndicate 6112 Limited (UK)	UK
Catlin Syndicate 6121 Limited	UK
Catlin Shared Services (Europe) Sp.z.o.o.	Poland

(*) - General Parter of XLA Garrison L.P.
(**) - Limited Partner of XLA Garrison L.P.
(***) - Preferred Share Ownership